Exhibit 99.1

Notice to Certain Stockholders Under Section 228(e) of the Delaware General Corporation Law August 30, 2021

This notice is being sent to inform you that on August 24, 2021 (the “Record Date”), stockholders holding more than a majority of the outstanding common stock of DecisionPoint Systems, Inc. (the “Company”) and entitled to vote thereon, in accordance with the Delaware General Corporation Law (the “DGCL”), the Company’s First Amended and Restated Certificate of Incorporation (the “Charter”), and the Company’s Amended and Restated Bylaws (the “Bylaws”), authorized and approved, by written consent, a form of amendment to Article Fourth of our Charter that will give the board of directors of the Company (the “Board”) the discretion, until June 30, 2022, to effect a reverse stock of the Company’s issued and outstanding common stock at a ratio in the range of 1.5-for-one to 1-for-6 with the exact split ratio and timing to be determined in the Board’s sole and absolute discretion (the “Reverse Stock Split Charter Amendment”).

On July 20, 2021, the Board unanimously approved, and recommended that our stockholders approve, the Reverse Stock Split Charter Amendment. Stockholders holding a majority of the outstanding common stock of the Company thereafter approved the Reverse Stock Split Charter Amendment by written consent in lieu of a meeting. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Reverse Stock Split Charter Amendment.

The Board will have the sole discretion, until June 30, 2022, to elect whether to effect the reverse stock split and, if so, the number of sharesof our common stock (in the range of 1.5-for-1 to 1-for-six) which will be combined into one share of our common stock. If the Board determines to effect the Reverse Stock Split Charter Amendment, the Charter would be amended accordingly. The text of the form of Reverse Stock Split Charter Amendment, in substantially the form that would be filed with the Delaware Secretary of State to effect the reverse stock split, is set forth in Exhibit A to this notice. However, such text is subject to amendment to include such changes as may be required by the office of the Delaware Secretary of State or as the Board deems necessary and advisable to effect the reverse stock split.

This notice is being provided pursuant to, and shall constitute notice under, Section 228(e) of the DGCL, to each stockholder from whom the Company has not received written consent for such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take such action were delivered to the Company as provided in Section 228(c) of the DGCL. Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of the corporate actions described above without a meeting of stockholders to all stockholders who did not consent in writing to the proposed Reverse Stock Split Charter Amendment. This notice serves as the notice required by Section 228 of the DGCL. We are not asking you for a proxy or otherwise requesting stockholders take action at this time.

Reasons for Stockholder Approval

We believe that implementing the Reverse Stock Split Charter Amendment may provide benefits to the Company and our existing stockholders in a number of ways, including:

•	Obtaining or Maintaining a Listing on a National Stock Exchange. Our ability to obtain approval of the listing of our common stock on certain national stock exchanges, such as the NYSE American Stock Market and to subsequently maintain any such listing, would require us to satisfy a number of conditions, including that the trading price of our common stock meets or exceeds minimum bid or closing stock price thresholds established by the national stock exchange. The Board believes that the reverse stock split may enhance our ability to ensure that our common stock satisfies the initial and continued listing requirements of certain national stock exchanges. The reverse stock split, if effected, could increase the per share market price of our common stock, although there can be no guarantee that our share price would, following the reverse stock split, exceed or remain over the minimum price requirements of certain national stock exchanges solely as a result of the reverse stock split.

•	Reducing Stock Price Volatility. We believe that a higher stock price may increase the acceptability of our common stock to a number of long-term investors who may not find shares of our common stock attractive at a lower market price due to the trading volatility often associated with stocks below certain prices.

•	Meeting Stock Price Requirements. We understand that many brokerage houses and institutional investors have internal policies and practices that either may prohibit them from investing in low-priced stocks or may tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin.

In determining whether to proceed with the reverse stock split, the Board expects to consider a number of factors, including market conditions, existing and expected bid and trading prices of our common stock, the initial and continued listing requirements of certain national stock exchanges, and the amount of our authorized but unissued shares of common stock.

Board Discretion to Implement or Abandon the Reverse Stock Split

The reverse stock split will be effected, if at all, only upon a subsequent determination by the Board that the reverse stock split is in the best interests of the Company and its stockholders at the time. Such determination will be based upon several factors, including those described in “—Reasons for Stockholder Approval” above. Notwithstanding approval of the Reverse Stock Split Charter Amendment by the consenting stockholders, the Board may determine, in its sole discretion and prior to the effectiveness of any filing with the Delaware Secretary of State, not to effect the reverse stock split. If the Board decides not to implement the reverse stock split before June 30, 2022, further stockholder approval would be required prior to implementing any reverse stock split.

Criteria to Be Used for Decision to Effect the Reverse Stock Split

The Board has been authorized to proceed with the reverse stock split — at a ratio in the range of 1.5-for-one to 1-for-6— that it selects in its sole discretion. The Board is not required to determine to proceed with the reverse stock split and may not do so. In determining whether to proceed with the reverse stock split, the Board expects to consider a number of factors, including market conditions, existing and expected bid and trading prices of our common stock, the initial and continued listing requirements of the NYSE American or any other national securities exchange, and the amount of our authorized but unissued shares of common stock. The Board does not intend for the reverse stock split to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934.

Effects of the Reverse Stock Split

If the reverse stock split is effected by the Board, each stockholder will own a reduced number of shares of our common stock. This would affect all of our stockholders uniformly and would not affect any stockholder's respective percentage ownership in the Company, except to the extent that the reverse stock split results in a stockholder owning a fractional share as described below. The number of stockholders of record would not be affected by the reverse stock split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the reverse stock split.

If the Board elects to effect the reverse stock split, the number of issued and outstanding shares of our common stock would be reduced in accordance with a reverse split ratio selected by the Board from among the approved ratios described above. Except for adjustments that may result from the treatment of fractional shares, each stockholder will hold the same percentage of outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.

No fractional shares are expected to be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares of our common stock are expected to automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share.

The Reverse Stock Split Charter Amendment would not change the number of authorized shares of our common stock. However, because the number of our issued and outstanding shares of common stock would decrease following the reverse stock split, the number of shares available for issuance by us in the future would effectively increase. These additional shares would be available for issuance from time to time for a variety of general corporate purposes as the Board may determine to be in the best interest of the Company and its stockholders from time to time. The increase in the number of shares available for issuance could have an anti-takeover effect. The additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board or management and, thereby, have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal.

The Company also has 1,322,257 shares of common stock subject to outstanding stock option awards as of August 30, 2021, as well as 686,100 outstanding warrants convertible into shares of common stock. Under the terms of the various instruments governing our outstanding stock awards, option awards and warrants, the reverse stock split will effect a reduction in the number of shares of our common stock issuable upon the exercise of our option awards and warrants in proportion to the reverse split ratio of the reverse stock split. The reverse stock split will effect a proportionate increase in the exercise price of our outstanding stock options and warrants. In connection with the reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock awards and warrants will be rounded to the nearest whole share, and no cash payment will be made in respect of such rounding.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

The effect of the reverse stock split upon the market price for our common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of our common stock after the reverse stock split is implemented will be one and a half, two, three, four, five, or six times, as applicable, the price per share of our common stock immediately prior to the reverse stock split. Furthermore, there can be no assurance that the market price of our common stock immediately after the reverse stock split will be maintained for any period of time. Even if an increased share price can be maintained, the reverse stock split may not achieve the other desired results which have been outlined above. In particular, we cannot assure you that the reverse stock split will increase our stock price and have the desired effect of maintaining compliance with the initial and continued listing requirements of the NYSE American or any other national securities exchange. Moreover, because some investors may view a reverse stock split negatively, there can be no assurance that the Reverse Stock Split Charter Amendment will not adversely impact the market price of our common stock or, alternatively, that the market price following the reverse stock split will either exceed or remain in excess of the current market price.

In addition, although we believe the reverse stock split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long term investors or that the liquidity of our common stock will increase since there would be a reduced number of shares outstanding after the reverse stock split.

If the reverse stock split is implemented, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

Effective Date

Pursuant to the DGCL, the Reverse Stock Split Charter Amendment must be approved by a majority of the outstanding shares of our common stock, and therefore the Company elected to obtain stockholder approval of the Reverse Stock Split Charter Amendment by written consent of the stockholders. Because the requisite stockholder approval for the Reverse Stock Split Charter Amendment has been received, all corporate approvals by or on behalf of the Company required for the Reverse Stock Split Charter Amendment have been obtained and no further votes will be needed.

If the Board elects to proceed with the reverse stock split in one of the approved ratios, the reverse stock split would become effective on the date of the filing of the applicable Reverse Stock Split Charter Amendment with the office of the Delaware Secretary of State. If the Board decides not to implement the Reverse Stock Split Charter Amendment before June 30, 2022, further stockholder approval would be required prior to implementing any reverse stock split.

Dissenter’s Rights

None of the DGCL, our Charter or our Bylaws provides holders of our common stock with dissenters’ or appraisal rights in connection with the Reverse Stock Split Charter Amendment or, if the Board elects to proceed with the reverse stock split in one of the approved ratios, the resulting reverse stock split.

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This notice is being sent or given on or about August 30, 2021 and is delivered solely to inform you of corporate actions described herein. We are not requesting stockholders to take any action at this time.

        Thank you for your ongoing support of the Company.

DecisionPoint Systems, Inc. By: _/s/ Steve Smith__________________________ Name: Steve Smith Title: Chief Executive Officer

Exhibit A

Form of Reverse Stock Split Charter Amendment

CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DECISIONPOINT SYSTEMS INC.

a Delaware corporation

Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), DecisionPoint Systems, Inc., a corporation organized and existing under the DGCL (the “Corporation”), hereby certifies as follows:

A. On July 20, 2021, the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment (the “Amendment”) to the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”).

B. Article Fourth of the Certificate is hereby amended by adding the following new paragraph to effectuate the Reverse Stock Split (as defined below):

“C. Reverse Stock Split. Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation, each [___] ([●]) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional interest in a share of Common Stock shall be deliverable upon the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, plus any additional fraction of a share of Common Stock to round up to the next whole share.”

C. This Amendment to the Certificate has been duly approved and adopted by the written consent of a majority of the stockholders of the Corporation entitled to vote thereon in accordance with the provisions of Section 228 and Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, to be signed by a duly authorized officer of the Corporation on this ____ day of _________________, 2021.

By:	__________________________
Name: Steve Smith
Title: Chief Executive Officer